Exhibit 99.1

OpenText Announces CEO to Assume Additional Role of Chief Technology Officer and Appointment of a New President

•	Mark J. Barrenechea assumes role of Chief Technology Officer in addition to Chief Executive Officer

•	Stephen Murphy appointed as President

WATERLOO, ON - 2015-12-24 - OpenText™ (NASDAQ: OTEX, TSX: OTC), a global leader in Enterprise Information Management (EIM), today announced the appointment of Stephen Murphy to President of Open Text Corporation. Mark J. Barrenechea will continue to serve as OpenText’s Chief Executive Officer and will also assume the role of Chief Technology Officer.

As President of OpenText, Mr. Murphy will have responsibility for all customer facing activity and will report to Mr. Barrenechea. The appointment is effective January 4, 2016.

Mr. Murphy most recently served as Senior Vice President and General Manager at Oracle Corporation, where he was responsible for driving revenue and expanding margin for its North American Services. Prior to his role at Oracle, he held executive leadership positions at Sun Microsystems, Accenture and Procter & Gamble. Further, Mr. Murphy received a Bachelor of Science degree in Mechanical Engineering from UC Davis and a Master of Business Administration from Harvard University.

“Steve brings extraordinary talent to OpenText and I look forward to working with Steve for many years to come,” said OpenText CEO Mark J. Barrenechea. “With Steve now part of our Executive Leadership Team, I can focus more on OpenText strategy, M&A, customers and our next generation products. Over the past four years, the team has dramatically improved the operations of the business, and I look forward to applying the same level of energy and results to the strategic aspects of our future.”

“OpenText is best positioned to enable customer success in the Digital Era. I am thrilled to be joining Mark and his world class team at OpenText,” said Stephen Murphy.

Mr. Barrenechea continued, “We have assembled the industry’s most experienced Executive Leadership Team to enable the Digital World. With our team complete, aligned and the general availability of OpenText Suite 16 and OpenText Cloud 16 next quarter, we are positioned for a transformative year ahead.”

Mr. Barrenechea’s direct reports will consist of the following OpenText leaders: Stephen Murphy, President; John Doolittle, EVP and Chief Financial Officer; Gordon Davies, EVP and Chief Legal Officer and Corporate Secretary, who will also assume the role of Chief Administrative Officer; and Muhi Majzoub, EVP, Engineering.

About OpenText

OpenText enables the digital world, creating a better way for organizations to work with information, on premises or in the cloud. For more information about OpenText (NASDAQ: OTEX, TSX: OTC) visit opentext.com.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release may contain words considered forward-looking statements or information under applicable securities laws. These statements are based on OpenText's current expectations, estimates, forecasts and projections about the operating environment, economies and markets in which the company operates. These statements are subject to important assumptions, risks and uncertainties that are difficult to predict, and the actual outcome may be materially different. OpenText's assumptions, although considered reasonable by the company at the date of this press release, may prove to be inaccurate and consequently its actual results could differ materially from the expectations set out herein. For additional information with respect to risks and other factors which could occur, see OpenText's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other securities filings with the SEC and other securities regulators. Unless otherwise required by applicable securities laws, OpenText disclaims any intention or obligations to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Copyright ©2015 Open Text Corporation. OpenText is a trademark or registered trademark of Open Text SA and/or Open Text ULC. The list of trademarks is not exhaustive of other trademarks, registered trademarks, product names, company names, brands and service names mentioned herein are property of Open Text SA or other respective owners. All rights reserved. For more information, visit: http://www.opentext.com/who-we-are/copyright-information.

Further information:

Greg Secord
Vice President, Investor Relations
Open Text Corporation
San Francisco: 415-963-0825
gsecord@opentext.com

Kasey Holman
Vice President, Corporate Communications
Open Text Corporation
San Francisco: 650-302-4191
kholman@opentext.com